Exhibit 99.1

630 Las Gallinas Ave San Rafael, CA 94903 (415) 526-6400

For Immediate Release
January 26, 2007

Contact:	Mark Garwood
President / CEO
Epic Bancorp
415-526-6400

Epic Bancorp Announces Fourth Quarter and Full Year Earnings

Declares 7% Stock Dividend

San Rafael, CA, January 26, 2007--Epic Bancorp (the “Company”) (NASDAQ:EPIK), the parent company for Tamalpais Bank and Epic Wealth Management, today reported net income for the quarter ended December 31, 2006 of $1,076,000, or $0.29 per diluted share, compared with net earnings of $940,000, or $0.25 per diluted share for the same quarter in 2005.

The Company also announced a 7% stock dividend to be paid on February 14, 2007 to shareholders of record on January 31, 2007.

Excluding the effect of Statement of Financial Accounting Standard No. 123R (SFAS 123R) implemented on January 1, 2006, which requires the Company to record stock options as compensation expense, net income for the quarter ended December 31, 2006 would have been $1,157,000, or $0.31 per diluted share.

Net Income for the full year 2006 of $3,928,000, or $1.06 per diluted share, compared with net earnings of $4,096,000, or $1.08 per diluted share, for the same period in 2005.  Excluding the effect of Statement of Financial Accounting Standard No. 123R (SFAS 123R) net income for the full year 2006 would have been $4,252,000, or $1.13 per diluted share.

The total assets of the Company increased to $503.5 million as of December 31, 2006, up $41.7 million (9 percent) from $461.8 million as of December 31, 2005.  In 2006 net loans receivable increased by 10 percent to $421.3 million, deposits increased 18 percent to $369.8 million, investment securities increased 10 percent to $48.3 million, and stockholders’ equity increased 15 percent to $30.9 million from December 31, 2005.

The Company’s net interest income before its provision for loan losses was $4,411,000 in the fourth quarter of 2006, compared to $4,279,000 for the full year 2005.  The Company’s net interest income before its provision for loan losses for the full year 2006 was $17,630,000, compared to $16,996,000 in the same period in 2005.  The increases in net interest income are primarily attributable to an increased earning asset base partially offset by a narrowing net interest margin.

Epic Bancorp
Press Release
January 26, 2007

Noninterest income in the fourth quarter of 2006 was $485,000, compared to $561,000 in the same period in 2005.  The decrease in noninterest income in the fourth quarter was primarily due to a decrease in the volume of Small Business Administration (SBA) loans sold.  Noninterest income for the full year 2006 was $2,176,000, compared to $1,634,000 for the full year 2005.  The increase in noninterest income for the full year was primarily due to the increased volume of Small Business Administration (SBA) loans sold and increased investment advisory services fee income from Epic Wealth Management.

Total noninterest expense in the fourth quarter of 2006 was $3,118,000, compared to $3,226,000 for the same period in 2005.  The fourth quarter of 2006 included stock options expenses of $82,000, while the fourth quarter of 2005 did not reflect such expenses.  Despite stock option expenses in the fourth quarter of 2006, noninterest expenses decreased $108,000 primarily due to decreases in personnel expenses.

Total noninterest expense for the full year 2006 was $13,036,000, compared to $11,262,000 for the same period in 2005.  Full year 2006 expenses included stock options expenses of $323,000, while the full year 2005 did not reflect such expenses.  Other increases in noninterest expenses for the full year 2006 were primarily due to increased personnel costs in 2006 over 2005.

“We are pleased with the 16 percent increase in fourth quarter earnings per share, which was accomplished primarily through controlled operating expenses that more than offset the expensing of stock options,” said Mark Garwood, Epic Bancorp CEO/president.  “We were also able to increase net interest income three percent despite a narrowing net interest margin.

“The full year 2006 was challenging for us and for community banks in general.  The 17 consecutive ¼ point increases in interest rates by the Federal Reserve from June 2004 through June 2006 have caused an inverted yield curve and a narrowing of our net interest margin as well as a decrease in loan demand.  We also incurred stock option related expense of $323,000 for the full year.  In the face of these difficulties, we were able to increase income sequentially in each of the last three quarters of 2006.

“Despite strong local competition, we continue to increase market share through our retail Marin County branch network, including our newest branch in Tiburon, CA which opened in August 2006.  We also grew our Small Business Lending (SBA) division and originated loans in increasingly wider geographies throughout the year.  In addition, our asset quality has remained exceptionally strong, with no non-performing loans as of quarter end and no loan losses for 10 consecutive years.”

“We are beginning 2007 on sound footing.  We have strengthened our team of seasoned business banking professionals and are encouraged by our progress.  We are confident about our prospects and look forward to continued success in increasing profitability and market share.

Epic Bancorp
Press Release
January 26, 2007

“We are also paying our first ever stock dividend on February 14, 2007, Valentine’s Day, to Shareholders of record on January 31, 2007.  This dividend, which is intended to increase the number of shares outstanding and increase shareholder liquidity, is another way for us to say ‘thank you’ to our shareholders for their continued support,” he said.

About Epic Bancorp
Epic Bancorp (www.epicbancorp.com) based in San Rafael, CA, is the holding company of Tamalpais Bank and Epic Wealth Management. The Company had $504 million in assets and $370 million in deposits as of December 31, 2006.  Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol EPIK. For additional information, please contact Mark Garwood at 415-526-6400.

About Tamalpais Bank
Tamalpais Bank, a wholly owned subsidiary of Epic Bancorp, operates seven branches in Marin County and a loan production office in Santa Rosa.  The branches are located in Corte Madera, Greenbrae, Mill Valley, San Anselmo, San Rafael, Terra Linda, and Tiburon/Belvedere.

About Epic Wealth Management
Epic Wealth Management specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management is located at 851 Irwin Street in San Rafael. For additional information about Epic Wealth Management, please call 415-526-4300.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Epic Wealth Management . These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business and;  (7)other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties.  Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Epic Bancorp
Press Release
January 26, 2007

EPIC BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2006	December 31, 2005	$ Change	% Change

	(unaudited)
Assets
Cash and cash equivalents:
Cash and due from banks	$3,750,262	$10,566,026	$(6,815,764)	-64.5%
Federal funds sold	8,525,772	5,535,817	2,989,955	54.0%
Investment in Money Market Fund	—	20	(20)	-100.0%

Total Cash and Cash Equivalents	12,276,034	16,101,863	(3,825,829)	-23.8%
Interest-bearing time deposits in other financial institutions	987,305	942,964	44,341	4.7%
Investment securities
Available-for-sale	26,515,887	15,117,507	11,398,380	75.4%
Held-to-maturity, at cost	21,823,305	28,844,341	(7,021,036)	-24.3%
Federal Home Loan Bank restricted stock, at cost	5,891,900	6,197,600	(305,700)	-4.9%
Pacific Coast Banker’s Bank restricted stock, at cost	50,000	50,000	—	0.0%
Loans receivable	426,006,504	386,656,568	39,349,936	10.2%
Less: Allowance for loan losses	(4,671,596)	(4,232,124)	(439,472)	10.4%

	421,334,908	382,424,444	38,910,464	10.2%
Bank premises and equipment, net	5,274,915	4,706,098	568,817	12.1%
Accrued interest receivable	3,297,170	2,645,271	651,899	24.6%
Other assets	6,062,952	4,808,780	1,254,172	26.1%

Total Assets	$503,514,376	$461,838,868	$41,675,508	9.0%

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing deposits	$18,134,565	$17,309,740	$824,825	4.8%
Interest-bearing checking deposits	8,432,730	7,519,133	913,597	12.2%
Money market and saving deposits	150,011,698	148,372,182	1,639,516	1.1%
Certificates of deposit greater than or equal to $100,000	129,011,093	58,855,694	70,155,399	119.2%
Certificates of deposit less than $100,000	64,214,598	81,342,670	(17,128,072)	-21.1%

Total Deposits	369,804,684	313,399,419	56,405,265	18.0%
Federal Home Loan Bank Advances	86,250,777	107,812,052	(21,561,275)	-20.0%
Junior Subordinated Debentures	13,403,000	10,310,000	3,093,000	30.0%
Accrued interest payable and other liabilities	3,175,055	3,472,319	(297,264)	-8.6%

Total Liabilities	472,633,516	434,993,790	37,639,725	8.7%

Commitment and Contingencies	—	—	—	0.0%
Stockholders’ Equity
Common stock, no par value; 10,000,000 shares authorized; 3,701,731 and 3,679,663 shares issued and outstanding at Deceber 31, 2006 and December 31, 2005, respectively	10,384,816	10,207,688	177,128	1.7%
Paid-In-Capital	381,993	—	381,993	N/A
Retained earnings	20,236,571	16,899,835	3,336,736	19.7%
Accumulated other comprehensive income/loss	(122,520)	(262,445)	139,925	-53.3%

Total Stockholders’ Equity	30,880,860	26,845,078	4,035,782	15.0%

Total Liabilities and Stockholders’ Equity	$503,514,376	$461,838,868	$41,675,508	9.0%

Epic Bancorp
Press Release
January 26, 2007

EPIC BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
For the Periods Ended December 31, 2006 and 2005

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2006	2005	2006	2005

	(Unaudited)		(Unaudited)
Interest Income
Interest and fees on loans	$8,875,154	$7,203,352	$33,228,862	$26,497,787
Interest on investment securities	513,408	404,326	1,902,396	1,811,067
Interest on Federal funds sold	113,506	27,907	314,126	86,104
Interest on other investments	102,905	73,068	324,485	285,759
Interest on deposits in other financial institutions	11,372	11,167	44,342	43,096

Total Interest Income	9,616,345	7,719,820	35,814,211	28,723,813

Interest Expense
Interest expense on deposits	4,062,260	2,414,111	13,507,085	7,718,981
Interest expense on borrowed funds	851,284	821,070	3,636,467	3,266,083
Interest expense on Junior Subordinated Debentures	292,105	205,294	1,040,962	743,214

Total Interest Expense	5,205,649	3,440,475	18,184,514	11,728,278

Net Interest Income Before Provision for Loan Losses	4,410,696	4,279,345	17,629,697	16,995,535
Provision for Loan Losses	38,163	27,124	439,472	631,691

Net Interest Income After Provision for Loan Losses	4,372,533	4,252,221	17,190,225	16,363,844

Noninterest Income
Gain on sale of loans, net	48,300	218,690	791,966	581,397
Loss on sale of securities, net	—	—	(1,820)	—
Loan servicing	52,162	26,112	161,142	65,403
Other income	384,723	316,033	1,225,169	986,831

Total Noninterest Income	485,185	560,835	2,176,457	1,633,631

Noninterest Expenses
Salaries and benefits	1,843,608	1,982,019	7,934,800	6,449,886
Occupancy	351,642	316,171	1,409,557	1,164,053
Advertising	75,731	65,825	367,768	357,213
Professional	44,353	94,073	337,172	487,682
Data processing	64,133	204,077	364,223	698,329
Equipment and depreciation	246,246	188,815	850,820	571,324
Other administrative	492,143	375,294	1,771,318	1,533,519

Total Noninterest Expense	3,117,856	3,226,274	13,035,658	11,262,006

Income Before Income Taxes	1,739,862	1,586,782	6,331,024	6,735,469
Provision for Income Taxes	664,359	647,000	2,402,575	2,639,300

Net Income	$1,075,503	$939,782	$3,928,449	$4,096,169

Earnings Per Share
Basic	$0.29	$0.26	$1.06	$1.12

Diluted	$0.29	$0.25	$1.06	$1.08

Epic Bancorp
Press Release
January 26, 2007

EPIC BANCORP AND SUBSIDIARIES
Selected Ratios and Other Data
Unaudited
(Dollars in Thousands Except Per Share Amounts)

	At or For the Three Months Ended December 31,		At or For the Twelve Months Ended December 31,

	2006	2005	2006	2005

Profitability Ratios:
Return on average assets	0.86%	0.82%	0.81%	0.92%
Return on average equity	14.67%	14.08%	13.81%	16.54%
Net Interest Margin	3.59%	3.79%	3.71%	3.89%
Efficiency ratio	63.7%	66.7%	65.8%	60.5%
Other Information:
Average total assets	$499,504	$459,404	$486,652	$446,677
Average interest earning assets	$487,899	$447,521	$475,841	$436,981
Average equity	$29,330	$26,705	$28,446	$24,772
Average Basic Shares Outstanding	3,701,731	3,675,328	3,693,265	3,673,425
Average Diluted Shares Outstanding	3,701,347	3,824,972	3,702,337	3,796,343
Basic earnings per share	$0.29	$0.26	$1.06	$1.12
Diluted earnings per share	$0.29	$0.25	$1.06	$1.08

	At December 31, 2006	At December 31, 2005

Share Information:
Book value per share	$8.34	$7.30
Shares outstanding	3,701,731	3,679,663
Asset Quality Information:
Non-performing loans	$—	$393
Other real estate owned	$—	$—
Allowance for loan losses	$4,672	$3,600
Non-performing loans / total loans	0.00%	0.12%
Non-performing assets / total assets	0.00%	0.09%
Allowance for loan losses / loans outstanding	1.10%	1.09%
Allowance for loan losses / non-accrual loans	N/A	916.03%
Tamalpais Bank Capital Ratios:
Tier 1 leverage ratio	8.62%	7.73%
Tier 1 risk based capital ratio	9.70%	9.07%
Total risk based capital ratio	10.75%	10.38%

Epic Bancorp
Press Release
January 26, 2007

EPIC BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Three Months Ended

	12/31/06			12/31/05

(dollars in thousands)	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - taxable (1)	$46,444	$513	4.38%	$46,410	$404	3.45%
Other investments	5,957	103	6.86%	6,323	73	4.58%
Interest bearing deposits in other financial institutions	1,108	11	3.94%	967	11	4.51%
Federal funds sold	8,590	114	5.27%	2,902	28	3.83%
Loans (2)	425,800	8,875	8.27%	390,919	7,203	7.31%

Total Interest Earning Assets	487,899	9,616	7.82%	447,521	7,719	6.84%
Allowance for loan losses	(4,654)			(4,264)
Cash and due from banks	5,765			6,069
Net premises, furniture and equipment	5,191			4,292
Other assets	5,303			5,786

Total Assets	$499,504			$459,404

Liabilities and Shareholders’ Equity
Interest bearing checking	$7,497	12	0.64%	$7,424	12	0.64%
Savings deposits (3)	148,650	1,624	4.33%	136,547	1,081	3.14%
Time deposits	191,266	2,426	5.03%	148,122	1,321	3.54%
Other borrowings	87,610	851	3.86%	109,708	821	2.97%
Junior Subordinated Debentures	13,403	292	8.64%	10,310	205	7.89%

Total Interest Bearing Liabilities	448,426	5,205	4.61%	412,111	3,440	3.31%
Noninterest deposits	18,208			17,482
Other liabilities	3,540			3,106

Total Liabilities	470,174			432,699
Shareholders’ Equity	29,330			26,705

Total Liabilities and Shareholders’ Equity	$499,504			$459,404

Net interest income		$4,411			$4,279

Net interest spread (4)			3.21%			3.53%
Net interest margin (5)			3.59%			3.79%

(1)	The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(2)	Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(3)	Savings deposits include Money Market accounts.

(4)	Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(5)	Net interest margin is the net yield on average interest earning assets.

Epic Bancorp
Press Release
January 26, 2007

EPIC BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Twelve Months Ended

	12/31/06			12/31/05

(dollars in thousands)	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - taxable (1)	$46,893	$1,902	4.06%	$55,828	$1,811	3.24%
Other investments	6,035	324	5.37%	6,519	286	4.39%
Interest bearing deposits in other financial institutions	1,167	44	3.77%	936	43	4.59%
Federal funds sold	6,378	314	4.92%	2,674	86	3.22%
Loans (2)	415,368	33,230	8.00%	371,024	26,498	7.14%

Total Interest Earning Assets	475,841	35,814	7.53%	436,981	28,724	6.57%
Allowance for loan losses	(4,528)			(4,017)
Cash and due from banks	5,377			5,623
Net premises, furniture and equipment	4,927			3,198
Other assets	5,035			4,892

Total Assets	$486,652			$446,677

Liabilities and Shareholders’ Equity
Interest bearing checking	$7,301	45	0.62%	$7,531	49	0.65%
Savings deposits (3)	155,426	6,176	3.97%	127,622	3,292	2.58%
Time deposits	161,739	7,286	4.50%	137,459	4,378	3.18%
Other borrowings	101,051	3,636	3.60%	120,720	3,266	2.71%
Junior Subordinated Debentures	11,524	1,041	9.03%	10,310	743	7.21%

Total Interest Bearing Liabilities	437,041	18,184	4.16%	403,642	11,728	2.91%
Noninterest deposits	17,874			15,610
Other liabilities	3,291			2,653

Total Liabilities	458,206			421,905
Shareholders’ Equity	28,446			24,772

Total Liabilities and Shareholders’ Equity	$486,652			$446,677

Net interest income		$17,630			$16,996

Net interest spread (4)			3.37%			3.67%
Net interest margin (5)			3.71%			3.89%

(1)	The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(2)	Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(3)	Savings deposits include Money Market accounts.

(4)	Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(5)	Net interest margin is the net yield on average interest earning assets.